EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

International Bancshares Corporation:

We consent to the incorporation by reference in the Registration Statement (No. 33-15655) on Form S-8 of International Bancshares Corporation of our reports dated February 28, 2007, with respect to the consolidated statements of condition of International Bancshares Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports are incorporated by reference and included in the December 31, 2006 annual report on Form 10-K of International Bancshares Corporation.  Our report on the consolidated financial statements refers to a change in the method of accounting for stock-based compensation in 2006.

/s/ KPMG LLP

San Antonio, Texas
February 28, 2007